Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Agenus Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333‑40440, 333-40442, 333-50434, 333-69580, 333-106072, 333-115984, 333-143807, 333-143808, 333-151745, 333-160084, 333-160087, 333-160088, 333-176609, 333-183066, 333-183067, 333-189926, 333-195851 and 333-209074) on Form S-8 and (Nos. 333-161277, 333-163221, 333-189534, 333-195852, 333-199255, 333-203807, 333-206513, 333-208135, 333-208890, 333-209749 and 333-209941) on Form S-3 of Agenus Inc. of our reports dated March 15, 2016, with respect to the consolidated balance sheets of Agenus Inc. as of December 31, 2015 and 2014, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2015, and the effectiveness of internal control over financial reporting as of December 31, 2015, which reports appear in the December 31, 2015 Annual Report on Form 10‑K of Agenus Inc.

/s/ KPMG LLP

Boston, Massachusetts
March 15, 2016